                      10-E Use and Access Agreement between
                           Owners, Registrant, Wilderness
                           Resort & Hotel, Inc., Wild Golf,
                           Inc. and Tom and Terri Lucke

                              ACCESS/USE AGREEMENT

         THIS ACCESS/USE AGREEMENT, made this ___ day of ____________, 1997 between and among WILDERNESS HOTEL & RESORT, INC., a Wisconsin corporation ("WH&RI"), WILD GOLF, INC., a Wisconsin corporation ("Wild Golf"), THOMAS J. LUCKE AND TERRI L. LUCKE of Wisconsin Dells, Wisconsin ("Luckes") (WH&RI, WILD GOLF and LUCKES, herein collectively referred to as "Grantors") and the WILDERNESS HOTEL CONDOMINIUM ASSOCIATION, INC., a Wisconsin non-stock corporation ("Association") on behalf of all Association members who are hotel condominium unit owners ("Owners") in the Wilderness Hotel Condominium, a hotel condominium ("Condominium").

                                    RECITALS

         WHEREAS, WH&RI is the owner and operator of the Wilderness Hotel & Resort located on a parcel of land at 511 East Adams Street, Wisconsin Dells, Sauk County, Wisconsin ("Wilderness Hotel & Resort"); and

         WHEREAS, the Luckes are owners of the land upon which the Wilderness Hotel & Resort is located and have, as Lessors, entered into a long-term land lease of the Wilderness Hotel & Resort land with WH&RI, as Lessee; and

         WHEREAS, Wild Golf is the owner and operator of the golf course which is adjacent to and operated in conjunction with the Wilderness Hotel & Resort; and

         WHEREAS, the Association, on behalf of present and future Owners of the Condominium, by virtue of an Owner's purchase of a hotel Condominium unit (the "Unit") desires to secure for the Owners certain access and use rights to the Wilderness Hotel & Resort and its amenities and the Grantors are willing to extend certain access and use rights.

         NOW, THEREFORE, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Wilderness Hotel & Resort Access Grant. Subject to the terms and conditions as set forth in this Agreement, Grantors hereby grant to Owners access to and use of the recreational and other facilities in the Wilderness Hotel & Resort, including the Wilderness Hotel & Resort's indoor/outdoor swimming pools, water games, slides, lobbies, snack bars, gift shop, lockerrooms and public restrooms (the "Facilities") on the same basis and at the same cost (if any) that the Facilities are utilized by paying patrons of the Wilderness Hotel & Resort. This access and use of the Facilities are intended for the benefit of the Owners and the transient hotel rental tenants (the "Occupants") and guests of an Owner's Unit (the "Guests"), subject to rules and regulations regarding the Facilities.

         2. Golf Benefits. Wild Golf hereby grants to Owners the right to purchase green fees at the Wilderness Golf Course (the

"Golf Facility") at 50% of the green fee rate applicable at time of play (the "Golf Benefits"). This benefit shall apply only to a maximum of two Owners of Units of record in the Condominium as shown on the books of the Association. Notwithstanding anything contained in this Agreement to the contrary, the benefit related to the Golf Facility shall not be available to any guest of the Owner and/or any person renting the Unit.

         3. Conditions Precedent. Conditions precedent to the access, use, benefits and rights as granted in paragraphs 1 and 2 above ("Privileges") shall be:

            a. Ownership. A person must be an Owner of a Unit in the Condominium and a member of the Association, as provided in paragraph 1 above, an Occupant of Owner's Unit or a Guest of Owner in the Unit. The Occupants and Guests of a Unit shall not, however, be entitled to the Golf Benefits as described in Paragraph 2 above.

            b. Good Standing. The Owner must be in good standing with the Association and not in default of any Association dues, assessments, or in default of any of the terms, conditions or provisions as provided in the Association's Articles of Incorporation, By-Laws, Rules and Regulations and/or the Condominium Declaration.

            c. Management and Use Agreement and Rental Pooling and Agency Agreements. The Management and Use Agreement and the Rental Pooling and Agency Agreement (as described herein), or any extension, renewal or amendment thereto, between the Owners and/or the Association and Wilderness Development Corporation and Wilderness Hotel & Resort, Inc., respectively, (or its successors and/or assigns) originally dated the ___ day of _______________, 1997, in respect to the Management and Use Agreement and at various dates, in respect to the Rental Pooling and Agency Agreement, must be in full force and effect, unless cancellation thereof was solely attributable to Wilderness Hotel & Resort, Inc. and/or Wilderness Development Corporation or their successors' and/or assigns' election and option.

         4. Term. The term of this Agreement shall commence as of the day first written above and shall continue for an initial twenty (20) year term. Thereafter, this Agreement shall automatically renew for like twenty (20) year terms, unless otherwise terminated as provided herein.

         5. Termination. This Agreement shall terminate as to the Association and all Owners, or to individual Owners, as the case may be, upon thirty (30) days written notice to the Owner or Owners that any of the conditions precedent as provided in paragraph 3 above exist, and the failure on the part of an Owner or Owners to cure the condition precedent within said thirty (30) day notice period. Upon the initial approval of this Agreement by the Association, after the initial election of the Association officers



                                       -2-
by the Unit Owners (other than Grantors or Wilderness Development Corporation), termination of this Agreement by the Association may be effectuated by the Association, providing Grantors (their successors and/or assigns) give at least ninety (90) days written notice of the Association's intent to terminate this Agreement.

         6. Use Fee. The Owners, by and through the Association, shall pay to the Grantors, their successors and/or assigns, a fee assessed and payable on a monthly basis which shall be in an amount reasonably related to each Unit's prorated share of the cost of operating, maintaining, repairing and funding replacement reserves for the Facilities and the Golf Facilities.

         7. Damage or Destruction. If, during the term of this Agreement, fire or other casualty shall so damage or destroy any element of the Wilderness Hotel & Resort that it is untenantable, or unfit for use, the rights granted hereunder shall be suspended until such time as Grantors elect to and complete actions necessary to make the Wilderness Hotel & Resort tenantable and fit for use. This Agreement shall impose no duty upon the Grantors to restore the Wilderness Hotel & Resort to its pre-destruction condition. This Agreement shall terminate as to any Facilities not rebuilt because of fire, casualty, damage or destruction to the Wilderness Hotel & Resort or any portion thereof.

         8. Management and Control. Grantors shall retain full management and control of the Wilderness Hotel & Resort and the Facilities and Golf Facility, and this Agreement shall impose no further duty upon Grantors in addition to the duties owned by Grantors to its Occupants and Guests.

         9. Compliance With Applicable Laws and Rules. Owners shall comply with all laws, orders and regulations of federal, state and municipal authorities, and with any lawful direction of any public officer, and shall follow such rules and regulations as set forth by the Grantors and any direction of Grantors' employees or agents with respect to the Owners' activities at the Wilderness Hotel & Resort and its Facilities and Golf Facilities.

         10. Assignment. This Agreement may be assigned by Grantors to any of their successors in interest. Any such assignment shall relieve Grantors from any and all liabilities and duties hereunder and the same shall be assumed by Grantors' successors and/or assigns.

         11. Arbitration. Except as expressly provided herein, any controversy between the parties arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration. Either party may notify the other that it intends to ask for arbitration at any time. If the parties cannot resolve their disagreement within twenty (20) days of such notification or cannot mutually agree on a third party to arbitrate their dispute, either party may request the Chief Judge of the Sauk County Circuit Court, or if there is none, the Judge of Branch 1, to designate such arbitrator. Any such arbitration shall be conducted in



                                       -3-
accordance with the procedure set forth in Chapter 788 of the Wisconsin Statutes or any successor thereto. The parties shall divide equally the fees and expenses of the arbitrator. The arbitrator shall have the power to award the victorious party part or all of its costs, including reasonable attorneys fees, if the arbitrator believes the other party was acting in bad faith in failing to reach agreement prior to or during arbitration.

         12. Entire Agreement. This Agreement shall constitute the entire agreement between the contracting parties, and no alleged prior agreements, either oral or in writing, shall be valid and enforceable.

         13. Captions. The captions in this Agreement are for the convenience of the parties only, and shall not be used to construe the meaning of any provision.

         14. Enforceability. If any provision of this Agreement or any specific application shall be invalid or unenforceable, the remainder of this Agreement, or the application of the provisions in other circumstances, shall not be affected, and each provision shall be valid and enforceable to the fullest extend permitted by law.

         15. Notices. Any notice required to be given to Association or Manager shall be sent or personally delivered to the following addresses respectively:

         To Grantors:

         Wilderness Hotel & Resort, Inc.
         511 East Adams Street
         Wisconsin Dells, WI 53965

         Wild Golf, Inc.
         511 East Adams Street
         Wisconsin Dells, WI 53965

         Thomas J. Lucke and Terri L. Lucke
         511 East Adams Street
         Wisconsin Dells, WI 53965

         With a copy to:

         Attorney Timothy C. Sweeney and
         Attorney Patrick S. Sweeney
         Sweeney & Sweeney, S.C.
         440 Science Drive, 4th Floor
         Madison, WI 53711

         To Association:

         Wilderness Hotel Condominium Association, Inc.
         511 East Adams Street
         Wisconsin Dells, WI 53965



                                       -4-

         To Owners:

         Last address as shown on the books of the Association.

All parties shall notify the others of a change of address.

         16. Successors and Assigns. This Agreement shall inure to the benefit of and bind the parties, and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GRANTORS:
WILDERNESS HOTEL & RESORT, INC.


BY:______________________________________
         Thomas J. Lucke, President
                                                             -NO CORPORATE SEAL-
ATTEST:___________________________________
         S. Peter Helland, Jr., Secretary

WILD GOLF, INC.

BY:______________________________________
         Thomas J. Lucke, President
                                                             -NO CORPORATE SEAL-
ATTEST:___________________________________
         S. Peter Helland, Jr., Secretary


__________________________________________
Thomas J. Lucke


__________________________________________
Terri L. Lucke


ASSOCIATION:
WILDERNESS HOTEL CONDOMINIUM ASSOCIATION, INC.


BY:______________________________________
           Thomas J. Lucke, President
                                                             -NO CORPORATE SEAL-
ATTEST:___________________________________
           S. Peter Helland, Jr., Secretary


OWNERS:

__________________________________



                                       -5-
                                                                           E-109